CB&I Reports Strong 2014 Second Quarter Results
THE WOODLANDS, Texas, July 24, 2014 /PRNewswire/ -- CB&I (NYSE: CBI) today reported adjusted net income for the second quarter of $148.3 million, or $1.36 per diluted share, excluding integration related costs of $5.9 million, or $0.05 per diluted share. Second quarter U.S. GAAP net income was $142.4 million, or $1.31 per diluted share. Revenue for the second quarter was $3.3 billion, up from $2.9 billion in the comparable prior year period. Second quarter new awards totaled $4.2 billion, which resulted in a backlog of $31.5 billion.
“I am pleased to report CB&I had another strong quarter - strategically, operationally and financially,” said Philip K. Asherman, President and Chief Executive Officer. “Our unique business model which provides our clients a more complete supply chain solution allowed us to maximize our competitive position within the global energy infrastructure market. New awards through the first half of the year totaled over $10 billion, resulting in a record backlog of nearly $32 billion. Our employees working on our global projects and in shops, labs and engineering offices performed more than 42 million work hours in the quarter and with one of the best safety records in our industry. We continued to advance major project key milestones at levels that delivered growth in revenue and income from operations. Revenue was up 16 percent from the second quarter 2013 and adjusted income from operations was $270 million, up 38 percent from the comparable period last year.”
“We remain confident in our ability to deliver revenue and earnings growth consistent with our expectations for 2014 and convert new awards activity into long-term earnings growth,” continued Asherman.
Noteworthy awards in the quarter included a combined-cycle gas turbine power station in the U.S.; technology license and FEED scope for a world-scale ethane cracker in the U.S. and a refinery in Russia; significant maintenance, modification and construction awards for U.S. nuclear power units; long-term maintenance and operations at multiple chemicals facilities throughout the U.S.; storage spheres for a grassroots refinery in Saudi Arabia; storage for an ammonia plant expansion in the U.S.; delayed coking, hydrocracking, crude and vacuum heaters in Oman; operations and services work for the U.S. EPA; as well as numerous strategic technology, environmental and pipe fabrication awards around the world.
Earnings Conference Call
CB&I will host a webcast on July 24 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss financial and operating results, and answer questions from investors. The webcast will be available on the Investor Relations page of www.cbi.com.
About CB&I
CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. With 125 years of experience and the expertise of approximately 55,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.
Important Information For Investors And Shareholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2013, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Chicago Bridge & Iron Company N.V.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013

Revenue	$3,294,379	$2,850,791	$6,222,511	$5,102,220
Cost of revenue	2,913,204	2,553,700	5,539,934	4,558,985
Gross profit	381,175	297,091	682,577	543,235
% of Revenue	11.6%	10.4%	11.0%	10.6%

Selling and administrative expense	98,031	92,897	217,198	186,865
% of Revenue	3.0%	3.3%	3.5%	3.7%

Intangibles amortization	16,822	16,083	33,056	25,271
Equity earnings	(3,165)	(5,918)	(7,330)	(10,403)
Other operating income, net	(261)	(1,367)	(645)	(1,664)
Acquisition and integration related costs	9,537	9,964	17,604	71,220
Income from operations	260,211	185,432	422,694	271,946
% of Revenue	7.9%	6.5%	6.8%	5.3%

Interest expense	(21,675)	(20,757)	(40,562)	(43,503)
Interest income	1,477	1,998	3,537	3,869
Income before taxes	240,013	166,673	385,669	232,312

Income tax expense	(72,947)	(46,973)	(115,857)	(69,740)
Net income	167,066	119,700	269,812	162,572

Less: Net income attributable to noncontrolling interests	(24,662)	(13,657)	(38,457)	(22,921)
Net income attributable to CB&I	$142,404	$106,043	$231,355	$139,651

Net income attributable to CB&I per share:
Basic	$1.32	$0.99	$2.14	$1.34
Diluted	$1.31	$0.98	$2.12	$1.32

Weighted average shares outstanding:
Basic	108,096	107,056	107,888	104,444
Diluted	109,110	108,392	109,058	105,963

Cash dividends on shares:
Amount	$7,567	$5,363	$15,126	$10,708
Per share	$0.07	$0.05	$0.14	$0.10

Non-GAAP Supplemental Information
(amounts adjusted to exclude Shaw acquisition and integration related costs) (1)

Adjusted income from operations	$269,748	$195,396	$440,298	$343,166
Adjusted % of Revenue	8.2%	6.9%	7.1%	6.7%

Adjusted net income attributable to CB&I	$148,317	$112,321	$242,754	$197,177
Adjusted net income attributable to CB&I per share (diluted)	$1.36	$1.04	$2.23	$1.86

(1) The exclusion of Shaw acquisition and integration related costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See Reconciliation of Non-GAAP Supplemental Information table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013

		% of		% of		% of		% of
NEW AWARDS (1)		Total		Total		Total		Total
Engineering, Construction and Maintenance (2)	$3,206,764	76%	$1,722,966	68%	$8,131,083	81%	$2,723,416	61%
Fabrication Services	387,340	9%	493,431	20%	881,314	9%	1,201,137	27%
Technology	329,445	8%	107,394	4%	429,646	4%	260,142	6%
Environmental Solutions (2)	279,528	7%	189,996	8%	558,523	6%	275,041	6%
Total	$4,203,077		$2,513,787		$10,000,566		$4,459,736

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
Engineering, Construction and Maintenance (2)	$2,290,844	70%	$1,796,804	63%	$4,259,555	69%	$3,296,580	65%
Fabrication Services	641,204	19%	675,471	24%	1,271,612	20%	1,170,519	23%
Technology	155,478	5%	161,300	6%	299,554	5%	312,782	6%
Environmental Solutions (2)	206,853	6%	217,216	7%	391,790	6%	322,339	6%
Total	$3,294,379		$2,850,791		$6,222,511		$5,102,220

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
Engineering, Construction and Maintenance (2)	$144,169	6.3%	$86,725	4.8%	$232,947	5.5%	$153,258	4.6%
Fabrication Services	70,714	11.0%	66,895	9.9%	111,127	8.7%	111,919	9.6%
Technology	44,795	28.8%	36,364	22.5%	85,966	28.7%	71,906	23.0%
Environmental Solutions (2)	10,070	4.9%	5,412	2.5%	10,258	2.6%	6,083	1.9%
Total operating groups	$269,748	8.2%	$195,396	6.9%	$440,298	7.1%	$343,166	6.7%
Acquisition and integration related costs	(9,537)		(9,964)		(17,604)		(71,220)
Total	$260,211	7.9%	$185,432	6.5%	$422,694	6.8%	$271,946	5.3%

(1) New awards represents the value of new project commitments received by the Company during a given period.

(2) The 2013 results for a large engineering, procurement and construction project in the U.S. that was previously reported within our Environmental Solutions (formerly Government Solutions) operating group has been reclassified to our Engineering, Construction and Maintenance operating group to conform to its classification in 2014, reflecting the present management oversight for the project.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2014	2013
ASSETS

Current assets	$3,540,378	$3,389,565
Equity investments	93,807	101,754
Property and equipment, net	785,874	788,797
Goodwill and other intangibles, net	4,818,271	4,854,191
Other non-current assets	233,897	255,286
Total assets	$9,472,227	$9,389,593

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and other borrowings	$709,266	$215,000
Other current liabilities	3,985,119	4,582,624
Long-term debt	1,575,000	1,625,000
Other non-current liabilities	449,176	459,531

Shareholders' equity	2,753,666	2,507,438
Total liabilities and shareholders’ equity	$9,472,227	$9,389,593

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Six Months
	Ended June 30,
	2014	2013
CASH FLOWS

Cash flows from operating activities	$(374,363)	$(300,742)
Cash flows from investing activities	(49,148)	(1,826,975)
Cash flows from financing activities	357,283	1,939,717
Effect of exchange rate changes on cash and cash equivalents	20,039	(28,786)
Decrease in cash and cash equivalents	(46,189)	(216,786)
Cash and cash equivalents, beginning of the year	420,502	643,395
Cash and cash equivalents, end of the period	$374,313	$426,609

OTHER FINANCIAL DATA

Increase in receivables, net	$(121,013)	$(205,458)
Change in contracts in progress, net	(797,126)	(221,071)
Decrease (increase) in inventory	10,897	(13,709)
Increase (decrease) in accounts payable	95,955	(97,355)
Change in contract capital	$(811,287)	$(537,593)

Depreciation and amortization	$89,870	$79,170
Capital expenditures	$58,179	$40,867

	June 30, 2014	December 31, 2013
Backlog (1)	$31,540,467	$27,794,212

(1) Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013

Adjusted income from operations

Income from operations	$260,211	$185,432	$422,694	$271,946
Acquisition and integration related costs	9,537	9,964	17,604	71,220
Adjusted income from operations	$269,748	$195,396	$440,298	$343,166
Adjusted % of Revenue	8.2%	6.9%	7.1%	6.7%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$142,404	$106,043	$231,355	$139,651
Acquisition and integration related costs, net of tax (1)	5,913	6,278	11,399	57,526
Adjusted net income attributable to CB&I	$148,317	$112,321	$242,754	$197,177

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$1.31	$0.98	$2.12	$1.32
Acquisition and integration related costs, net of tax (1)	0.05	0.06	0.11	0.54
Adjusted net income attributable to CB&I	$1.36	$1.04	$2.23	$1.86

(1) The three and six month periods ended June 30, 2014 include $9,537 and $17,604, respectively, of integration related costs, less the tax impact of $3,624 and $6,205, respectively. The per share amounts for the three and six month periods are based upon diluted weighted average shares of 109,110 and 109,058, respectively.

The three and six month periods ended June 30, 2013 include $9,964 and $71,220, respectively, of acquisition and integration related costs, and the six month period ended June 30, 2013 includes $10,517 of acquisition related pre-closing financing costs and one-time financial commitments (both included in interest expense and recorded in Q1 2013). These costs total $9,964 and $81,737, less the tax impact of $3,686 and $24,211, respectively. The per share amounts for the three and six month periods are based upon diluted weighted average shares of 108,392 and 105,963, respectively.

CONTACT: Media, www.cbi.com, Investors, Christi Thoms, +1 832 513 1200